Exhibit 99.1

Access National Corporation Declares Quarterly Dividend

RESTON, Va.--(BUSINESS WIRE)--March 20, 2017--Access National Corporation (NASDAQ: ANCX) (the “Corporation” or “Access”), parent company for Access National Bank, reported that the Board of Directors declared a cash dividend of $0.15 per share for common shareholders of record as of March 31, 2017 and payable on May 25, 2017. The quarterly dividend continues to affirm management’s favorable outlook on forward earnings and capital adequacy after consideration of its upcoming merger with Middleburg Financial Corporation (“Middleburg”). The pre-merger record date will align first quarter earnings of Access to its pre-merger shareholders of record. The merger with Middleburg is currently on track to close in early April 2017.

The first quarter 2017 earnings report is expected to be released on or about Friday, April 21, 2017.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater Washington DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

About the Proposed Transaction and Where to Find It

As previously disclosed, Access and Middleburg have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which Middleburg will merge with and into Access (the "Merger"). Access will be the surviving corporation in the Merger.

Investors are urged to review carefully and consider all public filings by Access and Middleburg with the Securities and Exchange Commission (the "SEC"), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. The documents filed by Access with the SEC may also be obtained free of charge at Access's website at www.accessnationalbank.com or by requesting them in writing to Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191, Attention: Investor Relations. The documents filed by Middleburg with the SEC may also be obtained free of charge at Middleburg's website at www.middleburgbank.com or by requesting them in writing to Middleburg Financial Corporation, 111 West Washington Street, Middleburg, Virginia 20117, Attention: Investor Relations.

In connection with the Merger, Access has filed a registration statement on Form S-4 with the SEC which includes a preliminary joint proxy statement of Access and Middleburg and a preliminary prospectus of Access. A definitive joint proxy statement/prospectus was sent to the shareholders of each company seeking the required shareholder approvals. Before making any investment decision, investors and security holders of Access and Middleburg are urged to read carefully the entire definitive registration statement and definitive joint proxy statement/prospectus when they become available, including any amendments thereto, because they contain important information about the proposed transaction. Information in this release is not a substitute for the registration statement or the joint proxy statement/prospectus. Free copies of these documents may be obtained as described above.

Access, Middleburg and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Access and Middleburg shareholders in connection with the proposed transaction. Information about the directors and officers of each of Access and Middleburg and their ownership of Access and Middleburg common stock, respectively, is set forth in the joint proxy statement/prospectus.

Forward-Looking Statements

The information presented herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as "may," "could," "will," "expect," "believe," "anticipate," "forecast," "intend," "plan," "prospects," "estimate," "potential," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements in this communication may include, but are not limited to, statements about project impacts of and financial results generated by the transaction. Forward-looking statements speak only as of the date they are made and Access assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in Access's and Middleburg's reports filed with the SEC and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: ability to meet closing conditions to the Merger; delays in closing the Merger; changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the Merger.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100